                                                                    Exhibit 4.13


     FORM OF REGISTRATION RIGHTS AGREEMENT, dated as of _____________, 2001, among ARARMARK Worldwide Corporation, a Delaware corporation (the "Company"), and Joseph Neubauer ("Neubauer") and each of the other holders of common stock of ARAMARK Corporation, a Delaware corporation ("ARAMARK"), listed on Schedule 1 hereto.

                                    RECITALS
                                    --------

     A. Neubauer and each other Holder listed on Schedule 1 hereto owns common stock of ARAMARK.

     B. Neubauer is party to an employment agreement with ARAMARK, pursuant to which Neubauer has the right to put to ARAMARK 30% of his ARAMARK common stock upon termination of his employment with ARAMARK (the "Put Right").

     C. ARAMARK and the Company plan to enter into a Merger Agreement providing for, among things, the merger of ARAMARK into the Company and exchange each share of ARAMARK's currently outstanding common stock for shares of common stock of the Company (the "Merger").

     D. Immediately following the effectiveness of the Merger, the closing of an initial public offering of Class B common stock, par value $0.01 per share, of the Company, will take place (the "IPO").

     E. In order to facilitate the IPO, ARAMARK and the Company have requested that Neubauer enter into an amendment to his employment agreement to surrender the Put Right (the "Amendment").

     F. In order to induce Neubauer to enter into the Amendment, the Company has agreed to grant Neubauer and the other Holders registration rights as provided herein with respect to the shares of common stock of the Company held by such Holders after the consummation of the Merger.

     G. Capitalized terms used in this Agreement have the meanings given to them in Section 9.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      Section 1.    Demand Registrations.
                    --------------------

      Section 1.1.  Demands.  Upon the terms and subject to the conditions of
                    -------
this Agreement, any Holder (in such capacity, a "Requesting Holder") may make a written request (a "Demand") that the Company effect registration under the Securities Act pursuant to this Section 1 (a "Demand Registration") of all or a specified number of

Registrable Securities then owned by or pledged to the Requesting Holder. A Demand may be made at any time after the 360th day after the pricing of the IPO or, subject to the prior consent of both Goldman Sachs & Co. and J.P. Morgan Securities Inc., at any time after the 180th day and before the 361st day after the pricing of the IPO; provided that such consent will not be required if the
                        --------
Estate is the Requesting Holder. Any Demand shall specify the number of Registrable Securities to be registered, the class or classes of Common Stock or other securities then representing such Registrable Securities and the intended method of disposition thereof which shall not be commercially unreasonable. The Company may also include in such Demand Registration securities for its own account, subject to Section 5.3(b). Upon receipt of a Demand, the Company shall use its reasonable best efforts to effect the registration of the specified Registrable Securities for disposition according to the specified method of disposition so long as the specified method of disposition is commercially reasonable; provided that the Company (x) may delay the filing of a registration
            --------                   -
statement in connection with a Demand Registration as provided in Section 1.2 and (y) shall not be required to:
     -

              (a) effect more than three Demand Registrations;

              (b) effect a Demand Registration for any Requesting Holder other than Neubauer or the Estate without the written consent of Neubauer or, if Neubauer is not then living, the Estate;

              (c) effect a Demand Registration if, within the 90 days prior to the anticipated effective date of such registration, a Demand Registration or a registration in which the Requesting Holder was entitled to participate pursuant to Section 2 (irrespective of any cutback pursuant to Section 5.3), has been effected; or

              (d) effect a Demand Registration for Registrable Securities if, such Registrable Securities together with the Registrable Securities of any other Holder participating in such registration pursuant to Section 2 have an estimated aggregate public offering price of less than $50 million.

       Section 1.2. Delay of Filing. The Company may, upon written notice to the
                    ---------------
Requesting Holder, delay the filing of a registration statement in connection with a Demand Registration for a reasonable period of time, but not for more than 105 days from receipt of the related Demand (such period, the "Deferral Period"):

              (a) as is necessary to prepare audited financial statements of the Company for its most recently completed fiscal year or other financial statements reasonably required in such registration statement;

              (b) if the Company would be required to disclose in such registration statement facts not otherwise then required to be disclosed relating to any litigation, proceeding, merger, acquisition, other form of business combination, divestiture, tender offer, financing or other material corporate development and the board of directors of the Company shall have in good faith determined that such disclosure would be materially adverse to the Company; or

              (c) if the Company is in good faith contemplating the registration of equity securities of the Company for sale for its own account and such Requesting Holder shall be given the opportunity to participate in such registration as provided in Section 2 and Section 5.3;

provided that (x) the Company may not delay the filing of a registration
---------      -
statement pursuant to this Section 1.2 more than once in any 210-day period and
(y) if the Company shall delay the filing of a registration statement pursuant
 -
to this Section 1.2, the Requesting Holder may, within 30 days after receipt of notice of such delay, notify the Company that it is withdrawing its Demand.

       Section 1.3. Effective Demand Registration. A Demand Registration shall
                    -----------------------------
not be deemed to be effected for the purposes of Section 1.1(a):

              (a) if (i) a registration statement with respect thereto does not
                      -
       become effective under the Securities Act and remain effective for a period of at least 90 days (or such shorter period when all the Registrable Securities covered by such registration statement have been sold pursuant thereto) and (ii) in the case of an underwritten offering,
                                   --
       at least 2/3 of the Registrable Shares requested to be included in such registration are not included;

              (b) if (i) the Company delays the filing of the registration
                      -
       statement in connection therewith pursuant to Section 1.2 and (ii) either
                                                                      --
       (x) the Requesting Holder withdraws its Demand pursuant to Section 1.2 or
        -
       (y) such registration statement does not become effective within 135 days
        -
       after the expiration of the related Deferral Period;

              (c) if the Company does not delay the filing of the registration in connection therewith pursuant to Section 1.2 and such registration statement does not for any reason become effective within 135 days after receipt by the Company of the related Demand;

              (d) if the registration statement filed in connection therewith, after it has become effective, is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court by reason of an act or omission by the Company or any of its subsidiaries; or

              (e) if the conditions to closing in the purchase agreement or underwriting agreement entered into in connection therewith are not satisfied because of an act or omission by the Company or any of its subsidiaries (other than by reason of facts and circumstances not within the control of the Company or such subsidiary).

              Section 1.4. Registration Statement Form. Registration statements
                           ----------------------------
       filed in connection with a Demand Registration shall be on such form of the Commission as shall be selected by the Company and as shall permit the disposition of the subject Registrable Securities according to the method of disposition specified in the related Demand.

              Section 1.5. Notice of Pledge. Each Holder shall provide the
                           -----------------
       Company with written notice of any pledge of his or its Registrable Securities and any default or event of default under any obligation secured by any Registrable Securities.

       Section 2.   "Piggy-Back" Registrations.
                    ---------------------------

       Section 2.1. Right to Participate. If, at any time after the 180th day
                    --------------------
after the pricing of the IPO, the Company proposes to register any of its common equity securities under the Securities Act (other than by a registration on Form S-4 or S-8 or any successor or similar forms), whether for sale for its own account or for the account of any holder of its equity securities, the Company shall give prompt written notice to each Holder of its intention to do so (a "Registration Notice"). Any Holder (in such capacity, a "Participating Holder") may make a written request (a "Piggyback Request") within 10 days after receipt of a Registration Notice that the Company effect registration under the Securities Act pursuant to this Section 2 (a "Piggyback Registration") of all or a specified number of Registrable Securities then owned by or pledged to such Participating Holder. Any Piggyback Request shall specify the number of Registrable Securities to be registered and the class or classes of Common Stock or other securities then representing such Registrable Securities and, in the case of a of registration to be made pursuant to a shelf registration statement, the intended method of distribution thereof which shall not be commercially unreasonable. Upon receipt of a timely given Piggyback Request, the Company shall use its reasonable best efforts to effect the registration under the Securities Act of the specified Registrable Securities and, in the case of a of registration to be made pursuant to a shelf registration statement, for disposition according to the specified method of disposition so long as the specified method of distribution is commercially reasonable; provided that if, at any time after giving written notice of its intention to register any common equity securities (other than in connection with a Demand Registration) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice to each Holder and thereupon shall be relieved of any obligation to register any Registrable Securities in connection with such registration, without prejudice, however, to any rights of a Participating Holder to make a Demand.

       Section 2.2. Withdrawal of Participating Holders. Any Participating
                    -----------------------------------
Holder may withdraw from a requested Piggyback Registration by giving written notice to the Company and the managing underwriter or underwriters, if any, at least 30 days prior to the planned effective date of such Piggyback Registration.

       Section 3.   Limitations on Registration. Notwithstanding anything to the
                    ---------------------------
contrary in this Agreement:

       (a) the Company shall not include in any Demand Registration or Piggyback Registration any Registrable Securities that would not be transferable in accordance with their terms on or before the date on which the related registration statement becomes effective; and


       (b) a Pledgee may only give a Demand or a Piggyback Notice after a default by the pledging Holder in respect of the obligations of such Holder to such Pledgee secured by the pledge of Registrable Securities, provided that the
                                                              ---------
Company shall be entitled conclusively to reply upon a written certification of a duly authorized officer of such Pledgee as to the occurrence of any such default.

       Section 4.   Registration Procedures. If and whenever the Company is
                    -----------------------
required to use its reasonable best efforts to effect a Demand Registration or a Piggyback Registration, the Company shall as soon as reasonably practicable:

              (a) prepare and file with the Commission the requisite registration statement to effect such registration and thereafter use its reasonable best efforts to cause such registration statement to become effective; provided however, that before filing such registration
                  -------- -------
       statement or related prospectus or any amendments or supplements thereto, the Company shall furnish to each Selling Stockholder and the managing underwriter or underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to the reasonable review of such Selling Stockholders and the managing underwriter or underwriters, if any, and the Company shall not file any such registration statement relating to a Demand Registration or amendment thereto or any related prospectus or any supplement thereto to which such Selling Stockholders or the managing underwriter or underwriters, if any, shall reasonably object in writing;

              (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than 90 days
                                                   -
       (subject to extension pursuant to the last paragraph of this Section 4) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of securities by an underwriter or dealer; or (ii) such shorter period as is
                                                   --
       required for the disposition of all of the Registrable Securities covered by such registration statement, which disposition, in the case of a Piggyback Registration pursuant to a shelf registration statement or a Demand Registration, is in accordance with the methods of disposition intended by each Selling Stockholder set forth in such registration statement (but in any event not before the expiration of any longer period of effectiveness required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such securities have been disposed of, which disposition, in the case of a Piggyback Registration pursuant to a shelf registration statement or a Demand Registration, is in accordance with the methods of disposition intended by each Selling Stockholder set forth in such registration statement;

              (c) furnish to each Selling Stockholder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents incorporated by reference in such registration statement or prospectus, as such Selling Stockholder may reasonably request to facilitate the disposition of the Registrable Securities, which disposition, in the case of a Piggyback pursuant to a shelf registration statement or a Demand Registration, is in accordance with such Selling Stockholder's intended method of disposition, but only during such time as the Company shall be required under the provisions hereof to cause such registration statement to remain current;

              (d) use its reasonable best efforts to register or qualify Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as such Selling Stockholder shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such Selling Stockholder to consummate the disposition in such jurisdictions in the United States of such Registrable Securities owned by such seller, provided that the Company
                                                    --------
       shall not for any such purpose be required to (i) qualify generally to do
                                                      -
       business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for the requirements of this subsection (d), (ii) consent to general service of process in any such
                        --
       jurisdiction, (iii) subject itself to taxation in any such jurisdiction
                      ---
       or (iv) conform its capitalization or the composition of its assets at
           --
       the time to the securities or blue sky laws of such jurisdiction;

              (e) use its reasonable best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each Selling Stockholder or the underwriters, if any, to consummate the disposition of such Registrable Securities; provided that the Company shall not be required to register the Registrable Securities covered by a registration statement in any jurisdiction where such registration would subject the Company to general service of process where it is not so subject, or subject the Company to any tax in any such jurisdiction where it is not then so subject;

              (f) use its reasonable best efforts to furnish to each Selling Stockholder a signed counterpart, addressed to such Selling Stockholder (and the underwriters, if any), of:

                     (i) if such registration includes an underwritten public offering, an opinion of counsel for the Company dated the date of the closing under the underwriting agreement, and

                     (ii) a "comfort" letter, dated the effective date of such
              registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are covered in the opinion of issuer's counsel and in the accountant's letter delivered to the underwriters in connection with such registration;

              (g) notify each Selling Stockholder and confirm such notice in writing: (1) when a registration statement or any amendment thereto or any related prospectus or any prospectus supplement or post-effective amendment relating to such Registrable Securities has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to any registration statement or any prospectus relating to Registrable Securities, (3) of the issuance by the Commission of any stop order or similar order suspending the effectiveness of the registration statement or the use of any preliminary prospectus or prospectus or the initiation or threatening of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contained in any purchase or underwriting agreement relating to such Registrable Shares cease to be true and correct in any material respect, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) upon the discovery of the happening of any event that makes any statement in such registration statement or prospectus or any document incorporated therein by reference untrue in any material respect or that requires the making of any changes in such documents in order to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any Selling Stockholder promptly prepare and furnish to such Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

              (h) use its reasonable efforts to obtain the withdrawal of any stop order or other order suspending the effectiveness of any registration statement relating to Registrable Securities or the use of any related preliminary prospectus or prospectus, as soon as reasonably practicable;

              (i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months beginning after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

              (j) use its reasonable best efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange (if such Registrable Securities are not already so listed), and on each other securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange.

       The Company may require each Selling Stockholder to furnish the Company in writing for inclusion in any registration statement such information regarding such Selling Stockholder and the distribution of such Registrable Securities being sold as the Company may from time to time reasonably request.

       Each Selling Stockholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(g), such Selling Stockholder shall forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Selling Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(g) and, if so directed by the Company, such Selling Stockholder shall use its reasonable best efforts to deliver to the Company all copies, other than permanent file copies then in such Selling Stockholder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice, the applicable time period mentioned in Section 4(b) during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 4(g), to and including the date when such Selling Stockholder shall have received the copies of the supplemented or amended prospectus contemplated by
Section 4(g) unless such notice related to information provided by a Selling Stockholder pursuant to the preceding paragraph.

       Section 5. Underwritten Offerings.
                  ----------------------

       Section 5.1. Selection of Underwriters. If a Demand Registration or
                    -------------------------
Piggyback Registration involves an underwritten offering, the managing underwriter or underwriters shall be selected by the Company, provided that, in
                                                              --------
the case of a Demand Registration, for so long as Neubauer is alive such selection shall be subject to the consent of Neubauer and thereafter such selection shall be subject to the consent of the Estate, in each case, which consent shall not be unreasonably withheld.

       Section 5.2. Underwriting Agreements. If a Demand Registration involves
                    -----------------------
an underwritten offering, the Selling Stockholders and the Company shall enter into an underwriting agreement with the underwriters, which shall be reasonably satisfactory in form and substance to the Selling Stockholders, the Company and the underwriters and shall contain customary representations, warranties, indemnities and agreements, including indemnities for the benefit of the underwriters to the effect and to the extent provided in Section 7. If a Piggyback Registration not in connection with a Demand Registration involves an underwritten offering, all Participating Holders must enter into the underwriting agreement entered into by the Company which shall contain customary representations, warranties, indemnities and agreements, including indemnities for the benefit of the underwriters to the effect and to the extent provided in
Section 7.

       Section 5.3. Priority in Registration. If a Demand Registration or a
                    ------------------------
Piggyback Registration involves an underwritten offering and the managing underwriter or underwriters determine in good faith that the aggregate number of securities proposed to be included in such offering is such as to adversely affect the success of the offering, then:

              (a) the number of securities included in such registration shall be limited to that number of securities that, in the opinion of the managing underwriter or underwriters, can be sold without adversely affecting the success of the offering; and

              (b) securities to be registered shall be included in such registration in the following order of priority:

              (i) In the case of a Demand Registration:

                       First, the Registrable Securities of any Requesting
                       -----
                       Holder specified in his or its Demand;

                       Next, the Registrable Securities of any Participating
                       ----
                       Holders specified in their Piggyback Back Requests pro rata in proportion to the respective numbers of Registrable Securities so specified;

                       Next, securities to be offered for sale for the account
                       ----
                       of the Company;

                       Next, securities to be offered for sale for the account
                       ----
                       of any other Persons.

              (ii) In the case of a demand registration by any holder of Company equity securities having registration rights other than a Holder (each, an "Other Holder"):

                       First, the securities of such Other Holder and related
                       -----
                       Other Holders party to the same registration rights agreement as such Other Holders with piggyback rights requested to be included in such registration;

                       Next, if the Estate has made a Piggyback Request,
                       ----
                       Registrable Securities of the Estate specified in its Piggyback Request;

                       Next, securities to be offered for sale for the account
                       ----
                       of the Company;

                       Next, securities to be offered for sale for the account
                       ----
                       of any unrelated Other Holders pursuant to piggyback registration rights and Registrable Securities of any Participating Holders specified in their Piggyback Back Requests pro rata in proportion to the respective numbers of shares of such Other Holders requested to be included in such registration and Registrable Securities of such Holders specified in their Piggyback Request;

                       Next, securities to be offered for sale for the account
                       ----
                       of any other Persons.

              (iii) In the case of a Piggyback Registration (other than a Piggyback Registration that results from a Demand Registration or a demand registration by any Other Holder):

                       First, securities offered for sale for the account of the
                       -----
                       Company;

                       Next, the Registrable Securities of the Estate specified
                       ----
                       in its Piggyback Request;

                       Next, securities to be offered for sale for the account
                       ----
                       of any Other Holders pursuant to piggyback registration rights and Registrable Securities of any Participating Holders specified in their Piggyback Back Requests pro rata in proportion to the respective numbers of shares of such Other Holders requested to be included in such registration and Registrable Securities of such Holders specified in their Piggyback Request;

                       Next, securities to be offered for sale for the account
                       ----
                       of any other Persons.

       Section 5.4. Holdback Agreements. If a Demand Registration, Piggyback
                    --------------------
Registration or any other registration of common equity securities by the Company involves an underwritten offering, neither the Company nor any Holder shall effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act (or any similar provision then in force) during the ten days before and the 90 days after pricing of such offering, except as part of such offering or as the managing underwriter or underwriters shall agree in writing or for the issuance by the Company of shares pursuant to the exercise of options or convertible securities; provided that all other persons with registration rights are similarly bound.

       Section 6.   Registration Expenses. The Company shall pay all
                    ----------------------
Registration Expenses incurred in connection with any registration the Company is required to effect pursuant to Section 1 or Section 2, regardless of whether the related registration statement becomes effective; provided that the
                                                      --------
Requesting Holder in a Demand Registration and the Participating Holders in a Piggyback Registration shall each pay their respective Registration Expenses described in clauses (g) and (h) of the definition of such term in Section 9, and shall each pay their pro rata share of such Registration Expenses described in clause (i) of such definition determined on the basis of the number of shares sold.

       Section 7.   Indemnification.
                    ---------------

       Section 7.1. Indemnification by the Company. In connection with any
                    ------------------------------
Demand Registration or Piggyback Registration, the Company shall indemnify and hold harmless each Selling Stockholder, its trustees, beneficiaries, directors, officers, employees, agents and advisors and each Person, if any, who controls any Selling Stockholder within the meaning of the Securities Act, against all losses, claims, damages or liabilities, costs and expenses arising out of or are based upon:

              (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of securities covered thereby, or any amendment or supplement thereto;

              (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; or

              (c) any violation or alleged violation by the Company of any law or regulation applicable to the Company and relating to action or inaction required of the Company with respect to such registration or the offer or sale of Registrable Securities;

and the Company will reimburse each such Person for any reasonable legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage , liability (or action or proceeding in respect thereof) or expense; provided that the Company shall not be liable in
                             --------
any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, in reliance upon and in conformity with written information prepared and furnished to the Company by or on behalf of any Selling Stockholder specifically for use in the preparation thereof; provided, further, that the Company shall not be liable to
                     --------  -------
any such Person to the extent
that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the securities to such Person if such statement or omission was timely corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Person and shall survive the transfer of such securities by such Person. The Company shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified in respect of a claim for each jurisdiction in which such counsel is required unless a conflict of interest exists between such indemnified party and any other indemnified party in respect of such claim.

       Section 7.2. Indemnification by the Selling Stockholders. As a condition
                    -------------------------------------------
to including any Registrable Securities held by a Selling Stockholder in any registration statement filed in connection with a Demand Registration or a Piggyback Registration, the Company shall have received an undertaking reasonably satisfactory to it from such Selling Stockholder, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1) the Company, each director, officer, employee, agent and advisor of the Company and each Person, if any, who controls the Company within the meaning of the Securities Act with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information prepared and furnished to the Company by or on behalf of such Selling Stockholder specifically for use therein. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, agent, advisor or controlling Person and shall survive the transfer of such securities by the Selling Stockholders. The indemnity provided by each Selling Stockholder under this Section 7.2 shall be only with respect to its own misstatements and omissions and not with respect to those of any other seller or prospective seller of securities, and not jointly and severally, and shall be limited in the amount to the net amount of proceeds received by such Selling Stockholder from the sale of Registrable Securities pursuant to such registration statement.

       Section 7.3. Notices of Claims, etc. Promptly after receipt by an
                    -----------------------
indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 7.1 or Section 7.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided
                                                                     --------
herein shall not relieve the indemnifying party of its obligations under this
Section 7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless a conflict of interest between such indemnified and indemnifying parties exists in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, if the indemnifying party is entitled to do so hereunder, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

       Section 7.4. Contribution. If for any reason the indemnity set forth in
                    -------------
Section 7.1 or Section 7.2 is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the offering of securities and the statements or omissions or alleged statements or omissions that resulted in such loss, claim, damage, or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party. No party shall be liable for contribution under this Section 7.4 except to the extent and under such circumstances as such party would have been liable to indemnify under Section
7.1 or Section 7.2 if such indemnification were enforceable under applicable law.

       Section 7.5. Other Indemnification. Indemnification and contributions
                    ----------------------
similar to those specified in the preceding subsections of this Section 7 (with appropriate modifications) shall be given by the Company and each Holder with respect to any required registration or other qualification of securities under any federal, state or blue sky law or regulation of any Governmental Authority other than the Securities Act. The indemnification agreements contained in this
Section 7 shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Registrable Securities by any Holder.

       Section 8.   Assignment/Transfer Restrictions.
                    ---------------------------------

       Section 8.1. Assignment. Neither this Agreement nor any of the rights,
                    -----------
interests or obligations hereunder may be assigned by the Company or any Holder. This Agreement will be binding upon and inure to the benefit of and be enforceable by, the Company, each Holder and their successors, which in the case of an individual shall include such individual's estate, guardian, conservator or committee.


       Section 8.2. No Sale to 5% Holder. During the term of Neubauer's active
                    ---------------------
employment with the Company, no Holder shall not knowingly sell any equity securities of the Company to any purchaser or group (within the meaning of Section 13(d)(3) of the Exchange Act) of purchasers, if after giving effect to such sale, such purchaser or group of purchasers would own, or have the right to acquire, 5% or more of the outstanding shares of any class of the Company's common stock. The foregoing sentence shall not prohibit a Holder from selling any shares of any outstanding class of the Company's common stock (i) to institutional investors, (ii) to private exchange funds, (iii) pursuant to a widely distributed public offering of such shares registered under the Securities Act, (iv) pursuant to Rule 144 under the Securities Act in transactions complying with paragraphs (f) and (g) thereof or (v) as approved by the board of directors of the Company.

       Section 9.   Definitions. Capitalized terms used in this Agreement have
                    ------------
the following meanings:

              Amendment: the meaning given in Recital E of this Agreement.

              ARAMARK: the meaning given in the Introduction to this Agreement.

              Class A Common Stock: each of the Company's (a) Class A-1 common
                                                           -
       stock, $0.01 par value per share, (b) Class A-2 common stock, $0.01 par
                                          -
       value per share, and (c) Class A-3 common stock, $0.01 par value per
                             -
       share.

              Class B Common Stock: the Company's Class B common stock, $0.01 par value per share.

              Commission: the Securities and Exchange Commission.

              Common Stock: each of the Class A Common Stock, the Class B Common Stock and the Restricted Class B Common Stock.

              Company: the Person named in the Introduction to this Agreement and any successor thereto by operation of law.

              Deferral Period: the meaning given in Section 1.2.

              Demand: the meaning given in Section 1.1.

              Demand Registration: the meaning given in Section 1.1.

              Estate: following the death of Neubauer, his estate.

              Exchange Act: the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

              Governmental Authority: any government, any political subdivision, any governmental agency, bureau, department, board or commission, any court or tribunal or any other governmental instrumentality, whether federal, state or local, domestic or foreign.

              Holder: each of (a) Neubauer, (b) following Neubauer's death, the
                               -             -
       Estate, (c) each other Person listed on Schedule 1 hereto, and (d) any
                -                                                      -
       transferee of any Registrable Shares of any Holder described in the preceding clause (a), (b) or (c) who is a Neubauer Family Member and whose sales of such transferred Registrable Securities are, on account of such transferee's relationship to any Holder described in the preceding clause (a), (b) or (c), subject to trading restrictions pursuant to Rule 144 under the Securities Act, and (e) any Pledgee after a default by the Pledgor; provided that, in the case of a Holder described in the
                --------
       preceding clause (d) and (e) such Person shall have acknowledged by written notice given to the Company that such Person shall be bound by all of the terms and conditions of this Agreement as a Holder, which notice shall also set forth the name of such Person and the address for notices and other communications pursuant to Section 10.3.

              IPO: the meaning given in Recital D of this Agreement.

              Merger: the meaning given in Recital C of this Agreement.

              Neubauer: the meaning given in the Introduction to this Agreement.


              Neubauer Family Member: (i) any guardian, conservator or committee of Neubauer, (ii) each descendant of Neubauer and their respective estates, guardians, conservators or committees, (iii) any spouse of a descendant of Neubauer, (iv) any trust, limited partnership or similar entity established for the benefit of any of the persons described in
       (ii) above, and (v) any not for profit organization whose sales of Registrable Securities would be, on account of such organization's relationship to any other Holder, subject to trading restrictions pursuant to Rule 144 under the Securities Act.

              Other Holder: the meaning given in Section 5.3.

              Participating Holder: the meaning given in Section 2.1.

              Person: an individual, corporation, trust, joint venture, association, partnership or other entity, or any governmental or political subdivision or an agency or instrumentality thereof.

              Piggyback Registration: the meaning given in Section 2.1.

              Piggyback Request: the meaning given in Section 2.1.

              Pledgee: any pledgee of Registrable Securities pursuant to a bona fide pledge by the Estate.

              Put Right: the meaning given in Recital B of this Agreement.

              Registration Expenses: all expenses incident to the Company's performance of or compliance with Sections 1 and 2, including, (a) all
                                                                       -
       registration, filing and National Association of Securities Dealers fees,
       (b) all fees and expenses of complying with securities or blue sky laws,
        -
       (c) all word processing, duplicating and printing expenses, (d) messenger
        -                                                           -
       and delivery expenses, (e) the fees and disbursements of counsel for the
                               -
       Company and of its independent public accountants, including the expenses of any "comfort" letters or any special audits required by or incident to such performance and compliance, (f) any fees and disbursements of
                                         -
       underwriters customarily paid by issuers or sellers of securities, but excluding items described in clause (h) below, (g) fees and disbursements
                                                       -
       of counsel to the Selling Stockholder, (h) taxes, including, without limitation, stock transfer taxes and (i) underwriting discounts or commissions and brokerage fees for the sale of Registrable Securities.


              Registrable Securities: with respect to any Holder (a) all shares
                                                                  -
       of Class B Common Stock held by such Holder, (b) all share of Class B
                                                     -
       Common Stock issuable upon (i) the conversion of (x) any shares of Class
                                   -                     -
       A Common Stock or Restricted Class B Common Stock held by such Holder or issuable to such Holder upon the exercise of any stock purchase opportunity or option granted to Neubauer and held by such Holder or (y)
                                                                             -
       any other securities issued or distributed by the Company with respect to, or in exchange for, such shares of Class A Common Stock or Restricted Class B Common Stock or upon the exercise of any stock purchase opportunity or option granted to Neubauer and held by such Holder or (ii)
                                                                             --
       the exercise of any stock purchase opportunity or option granted to Neubauer and held by such Holder, and (c) all other securities issued or
                                              -
       distributed by the Company with respect to, or in exchange for, the Registrable Securities described in the preceding clause (a) or (b)
                                                                 -      -
       pursuant to a stock dividend or distribution, stock split, merger, consolidation, reorganization, recapitalization, reclassification, conversion right or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when
       (i) a registration statement with respect to the sale of such securities
        -
       shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been
                                                        --
       sold to the public pursuant to Rule 144 under the Securities Act, (iii)
                                                                          ---
       they shall have been otherwise transferred to a Person other than a Holder, (iv) in the case of any securities held by any Holder other than
                --
       Neubauer, the Estate or the Neubauer Family Foundation and for purposes of making a Demand or a Piggyback Request other than in connection with a Demand, they may be freely transferred by such Holder pursuant to Rule 144 under the Securities Act without compliance with paragraphs (c) or
                                                                        -
       (e) thereto or all such securities then held by such Holder can be
        -
       transferred pursuant to Rule 144 under the Securities Act within the limits specified in paragraph (e)(1)(i) thereof or (v) they shall have
                                                           -
       ceased to be outstanding.

              Registration Notice: the meaning given in Section 2.1.

              Requesting Holder: the meaning given in Section 1.1.

              Restricted Class B Common Stock: each of the Company's (a) Class
                                                                      -
       B-1 common stock, $0.01 par value per share, (b) Class B-2 common stock,
                                                     -
       $0.01 par value per share, and (c) Class B-3 common stock, $0.01 par
                                       -
       value per share.

              Securities Act: the Securities Act of 1933, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

              Selling Stockholder: any Requesting Holder or Participating
       Holder.

       Section 10.   Miscellaneous.
                     -------------

       Section 10.1. Effectiveness of this Agreement. This Agreement is
                     --------------------------------
conditioned upon, and shall become effective at the time of, the consummation of the Merger and shall have no force and effect prior to that time.

       Section 10.2. Termination. This Agreement shall terminate, except for the
                     ------------
provisions of Sections 6 and 7 , which shall survive any such termination, with respect to each Holder when such Holder no longer holds any Registrable Securities.

       Section 10.3. Notices. All notices and other communications given
                     --------
pursuant to this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting telecopy machine records electronic confirmation of the due transmission of the notice), at the following address or telecopy number, or at such other address or telecopy number as a party may designate to the other parties:

      If to the Company, to:

         ARAMARK Worldwide Corporation
         ARAMARK Tower
         1101 Market Street
         Philadelphia, Pennsylvania 19107
         Telecopy No. (215) 413-8808
         Attn: General Counsel

         With a copy to:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Telecopy No. (212) 455-2502
         Attention: Mario Ponce, Esq.

      If to a Holder, to:

         such Holder at the address specified
         on Schedule 1 hereto, with a copy to
         the persons listed on Schedule 1 hereto, or as the Company shall otherwise be advised by written notice given in accordance with this Section 10.3.

       Section 10.4. Choice of Forum. Each of the parties hereby irrevocably
                     ----------------
submits to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City, and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waives, and agrees not to assert, as a defense in any action, suit, or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit, or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a court. Each of the parties hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.3 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

       Section 10.5. Amendments; Waivers, etc. Neither this Agreement nor any
                     -------------------------
term hereof may be amended, waived, discharged or terminated other than by an instrument in writing, signed by, (i) while Neubauer is alive, Neubauer and the Company, and (ii) when

Neubauer is no longer alive, the holders of a majority of the Registrable Securities and the Company. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

       Section 10.6.  Severability. If any provision of this Agreement is held
                      -------------
to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

       Section 10.7.  Section Headings. The article and section headings of this
                      -----------------
Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

       Section 10.8.  Integration. This Agreement constitutes the full and
                      ------------
entire understanding and agreement of the parties and supersede any and all prior agreements, arrangements and understandings relating to the subject matters hereof and thereof.

       Section 10.9.  Counterparts. This Agreement may be executed in any number
                      -------------
of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

       Section 10.10. Specific Performance. In the event of a breach or a
                      ---------------------
threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable and waive any objection in any action for specific performance or injunctive relief that a remedy at law, including monetary damages, would be adequate.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               ARAMARK WORLDWIDE CORPORATION



                               By: _____________________________________________
                                     Name:
                                     Title:



                               _________________________________________________
                               Joseph Neubauer (a) individually and (b)as
                               Trustee of The Neubauer Family Foundation




                               _________________________________________________
                               Bruce Lindsay (a) as Trustee of The Joseph
                               Neubauer 2001 Grantor Retained Annuity Trust for the Benefit of Lawrence A. Neubauer and (b) as Trustee of The Joseph Neubauer 2001 Grantor Retained Annuity Trust for the Benefit of Melissa Neubauer Anderson




                               _________________________________________________
                               David F. Girard-diCarlo (a) as Trustee of The Joseph Neubauer 2000 Grantor Retained Annuity Trust for the Benefit of Lawrence A. Neubauer,
                               (b) as Trustee of The Joseph Neubauer 2000
                               Grantor Retained Annuity Trust for the Benefit of Melissa. Neubauer Anderson, (c) as Trustee of The Joseph Neubauer 1999 Grantor Retained Annuity Trust for the Benefit of Lawrence A .Neubauer and
                               (d) as Trustee of The Joseph Neubauer 1999
                               Grantor Retained Annuity Trust for the Benefit of Melissa .Neubauer Anderson

        Holder                     Notice Address                 Copies to
Joseph Neubauer
The Joseph Neubauer 2001
Grantor Retained Annuity
Trust for the Benefit of
Lawrence A. Neubauer
The Joseph Neubauer 2001
Grantor Retained Annuity
Trust for the Benefit of
Melissa Neubauer
Anderson
The Joseph Neubauer 2000
Grantor Retained Annuity
Trust for the Benefit of
Lawrence A. Neubauer
The Joseph Neubauer 2000
Grantor Retained Annuity
Trust for the Benefit of
Melissa Neubauer
Anderson
The Joseph Neubauer 1999
Grantor Retained Annuity
Trust for the Benefit of
Lawrence A. Neubauer
The Joseph Neubauer 1999
Grantor Retained Annuity
Trust for the Benefit of
Melissa Neubauer
Anderson
The Neubauer Family Foundation